UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) August 28, 2007
ECOLOGY COATINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) Previous Independent Registered Accounting Firm.
     (i) On August 27, 2007, Ecology Coatings, Inc., a Nevada corporation (the “Company”), advised Semple, Marchal & Cooper, L.L.P. (“Semple”), that the Company was dismissing Semple as the Company’s independent registered public accounting firm.
     (ii) Semple’s reports on the financial statements of the Company as of and for the years ended September 30, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified due to uncertainty, audit scope or accounting principle, except for the following: Semple’s reports on the financial statements of the Company as of and for the years ended September 30, 2005 and 2006 contained a separate paragraph stating, “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
     (iii) The Company’s Board of Directors approved the decision to change the Company’s independent registered public accounting firm.
     (iv) During the fiscal years ended September 30, 2005 and 2006, and through August 27, 2007, there have been no disagreements with Semple on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Semple would have caused them to make reference thereto in their reports on the financial statements for such periods.
     (v) The Company has provided Semple a copy of the above disclosures and has requested that Semple furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Semple agrees with the above statements. Pursuant to our request, Semple has provided the letter attached hereto as Exhibit 16.1.
(b) New Independent Registered Accounting Firm.
Effective as of August 28, 2007, the Company engaged UHY LLP as its principal independent accountants to audit the Company’s financial statements for the year ending September 30, 2007. The change in the Company’s independent accountants was approved by the Company’s Board of Directors.
During the two most recent fiscal years and through August 28, 2007, the Company has not consulted with UHY, LLP regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Item 5.02. Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2007, Donald Campion was elected as a director of the Company. Mr. Campion brings more than twenty years of manufacturing and finance executive experience at General Motors and other companies to the Company’s Board of Directors. Specifically, Mr. Campion has served as the chief financial officer at several public and private companies ranging in size from startup to billions of dollars in revenue.
This election will expand the Company’s Board of Directors from three to four members. Mr. Campion will serve as our Chairman and our Nasdaq- and SEC- qualified “financial expert” on the Audit Committee of the Company’s Board of Directors and is expected to be appointed to additional Board committees in the future. A copy of the press release announcing the appointment of Mr. Campion to the Board of Directors is attached as Exhibit 99.1 and is further incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Description
16.1	Letter from Semple, Marchal & Cooper, L.L.P. dated August 28, 2007.
99.1	Press Release dated August 28, 2007, announcing Donald Campion’s appointment to the Board of
Directors of Ecology Coatings, Inc.
99.2	Directorship Agreement of Donald C. Campion.
99.3	Indemnification Agreement of Donald C. Campion.

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, Ecology Coatings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereto
Date: August 30, 2007

ECOLOGY COATINGS, INC.,
a Nevada corporation

/s/ Adam S. Tracy, Esq.

Name: Adam S. Tracy
Title: Vice President, General Counsel & Secretary

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